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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 20, 2002 with respect to the financial statements of VISaer
(IRL) Limited for the year ended December 31, 2000 included in this Form 10-K for the fiscal year ended December 31, 2001 into Intelligent Systems Corporation's previously filed Registration Statements on Form S-8 (File No. 33-99432, No. 333-32157 and No. 333-58134).



/s/ Arthur Andersen


Dublin, Ireland
March 20, 2002